Exhibit 99.2

 Fourth Quarter 2021 Earnings Call  Tim Myers – Chief Executive OfficerErick Asmussen – Chief Financial Officer  February 18, 2022

 Important Information  2    Forward-Looking Statements This presentation contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, relating to the condition of, or trends or developments in, the ground transportation, aerospace, building and construction, industrial, packaging and other end markets; Arconic’s future financial results, operating performance, working capital, cash flows, liquidity and financial position; cost savings and restructuring programs; Arconic's strategies, outlook, business and financial prospects; share repurchases; costs associated with pension and other postretirement benefit plans; projected sources of cash flow; potential legal liability; the impact of inflationary price pressures; the impact of the COVID-19 pandemic; and the timing and levels of potential recovery from the COVID-19 pandemic within our end markets. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to: (a) continuing uncertainty regarding the duration and impact of the COVID-19 pandemic on our business and the businesses of our customers and suppliers including labor shortages and increased quarantine rates; (b) deterioration in global economic and financial market conditions generally; (c) unfavorable changes in the end markets we serve; (d) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (e) adverse changes in discount rates or investment returns on pension assets; (f) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (g) the loss of significant customers or adverse changes in customers’ business or financial condition; (h) manufacturing difficulties or other issues that impact product performance, quality or safety; (i) the impact of pricing volatility in raw materials and inflationary pressures on our costs of production; (j) a significant downturn in the business or financial condition of a key supplier or other supply chain disruptions; (k) challenges to or infringements on our intellectual property rights; (l) the inability to successfully implement our re-entry into the U.S. packaging market or to realize the expected benefits of other strategic initiatives or projects; (m) the inability to identify or successfully respond to changing trends in our end markets; (n) the impact of potential cyber attacks and information technology or data security breaches; (o) geopolitical, economic, and regulatory risks relating to our global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations, and the potential for increased tensions between the United States and Russia resulting from the current situation involving Russia and the Ukraine; (p) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation and compliance matters; (q) restrictions imposed by authorities on the operation of our Samara, Russia facility; and (r) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2021 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and in this presentation, and other risks in the market. The statements in this presentation are made as of the date of this presentation, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

 Important Information (cont’d)  3    Non-GAAP Financial MeasuresSome of the information included in this presentation is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Arconic’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Arconic. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures presented by Arconic may not be comparable to non-GAAP financial measures presented by other companies. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the appendix to this presentation. Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA, free cash flow, and adjusted free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

2021 Headlined by Growth, Commercial Wins, and Liability Reduction

Profit Growth Driven by Recovering Markets and Strong Execution

- Sales of $7.5 billion, up 32% year over year (13% organically)
- Net loss of $397 million, or $3.65 per share, compared with net loss of $109 million, or $1.00 per share, in 2020. The full-year 2021 includes after-tax non-cash charges for pension settlement related to partial annuitization of U.S. pension obligations of $423 million and goodwill impairment of $65 million
- Adjusted EBITDA of $712 million, up 15% year over year

Commercial Wins in Key Markets Set the Course Forward

- Secured long-term contracts for over $2 billion in aerospace sales
- Signed agreements for ~$1.5 billion in North American packaging sales from 2022-2024
- Captured content on 23 automotive programs including last-mile delivery electric vehicles

Capital Discipline Shown in Share Repurchases and Balance Sheet De-Risking

- Repurchased nearly 5 million shares using ~$161 million in first eight months of two-year $300 million authorization
- Announced organic growth investments accounting for incremental run rate ~$75 million Adjusted EBITDA starting in 2023
- Reduced legacy pension, OPEB, and environmental net liabilities by ~$700 million and annual cash obligations by ~$250 million

Adjusted EBITDA 2020 – 2021 ($M)



+15%
$619
$712
2020
2021

Nearly $100M improvement year over year in Adjusted EBITDA

Approximately $2B reduction in gross liabilities or ~$700M net

ARCONIC

See appendix for non-GAAP financial measure reconciliations.

4

4Q 2021 Results Show Market Strength and Operational Flexibility

Organic Growth and Profitability Increased Sequentially and Year over Year

- Sales of $2.1 billion, up 46% year over year (19% organically), and up 13% from prior quarter
- Net loss of $38 million, or $0.36 per share, compared with net loss of $64 million, or $0.59 per share, in 4Q 2020. Fourth quarter 2021 includes an after-tax non-cash goodwill impairment charge of $65 million
- Adjusted EBITDA of $175 million, up 16% year over year, and up 2% from prior quarter

Market Demand Robust as Range of Factors Handicap Production

- Results impacted by staffing issues related to Covid-19 variants and automotive weakness due to ongoing semiconductor shortages
- Industrial backlog reduced by ~50% and impacted by an equipment fire at Tennessee that pushed revenue into 2022
- Continuing to manage inflation in alloying metals, energy prices, and freight costs through price increases and productivity measures
- Demand across all end markets expected to grow at multiple of GDP over next several years

Balance Sheet Strength Supports Capital Allocation Opportunities

- Repurchased ~1.8 million shares for ~$55 million in 4Q 2021
- Liquidity profile improved with asset-based lending facility upsize in February

ARCONIC

See appendix for non-GAAP financial measure reconciliations.

5

4Q 2021 Sales Grew Organically Across All Five Markets

Ground Transportation

- Growth in commercial transportation and automotive despite continued semiconductor shortage

Industrial Products and Other

- Demand and pricing remain strong globally due to growing economy and favorable trade actions

Building and Construction

- Price increases offsetting slightly lower demand in the non-residential market

Packaging

- Global packaging demand continues to increase as can making capacity grows around the world
- Steady ramp up of North American can sheet operation

Aerospace

- Aerospace segment improvement continues with substantial improvements to supply chain inventory levels

4Q 2021 Organic Revenue[1] by End Market



Aerospace 9%
Packaging 18%
Ground Transportation 35%
Building and Construction 18%
Industrial Products and Other 20%

End Market	Revenue year-over-year change	Organic revenue year-over-year change	Revenue sequential change
Ground Transportation	46%	12%	13%
Industrial Products and Other	42%	17%	16%
Building and Construction	19%	9%	2%
Packaging	97%	54%	22%
Aerospace	36%	19%	11%

ARCONIC

1) Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices, divestitures, and foreign currency fluctuations relative to the prior year period. See appendix for non-GAAP financial measure reconciliations.

6

 4Q 2021 Financial Highlights  Sales of $2.1 billion, up 46% year over year, up 13% from prior quarter, and up 19% organically year over yearNet loss of $38 million, or $0.36 per share, compared with net loss of $64 million, or $0.59 per share, in 4Q 2020. Fourth quarter 2021 includes an after-tax non-cash goodwill impairment charge of $65 million Adjusted EBITDA of $175 million, up 16% year over year and up 2% from the prior quarterCash provided from operations was $96 million and capital expenditures were $61 million, resulting in free cash flow of $35 million  Adjusted EBITDA 1Q 2020 – 4Q 2021 ($M)  7  Based on carve-out financial statements.See appendix for non-GAAP financial measure reconciliations.  1

Latest COVID-19 Variant Prolonged Labor Pressure into 4Q21

- While Company staffing has improved over the last two quarters, the COVID-19 Omicron variant increased employee quarantine levels comparable to those of the prior peak in late-2020
- Spiking quarantine rates have created issues reaching full staffing levels on production lines
- Vaccination incentive program rolled out in 4Q 2021
- Net employee additions increased by 27% sequentially in 4Q 2021 as hiring continued and exits slowed
- Have proactively initiated dialogue with the United Steelworkers ahead of contract expiration

Quarantine figures started to decline in the fall only to quickly spike to record highs in the winter, which resulted in continued staffing issues

Enhanced Hiring Efforts Driving Headcount Growth (Net Employee Additions)



(25)
1Q 2021
57
2Q 2021
191
3Q 2021
243
4Q 2021
681 new hires in 4Q 2021

Global Employees Quarantined Trend Since Beginning of Pandemic



Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22

ARCONIC 8

 4Q 2021 Revenue and Adjusted EBITDA: Year-over-Year Growth    Revenue    Adjusted EBITDA      $M  Year-over-Year %  $M  Year-over-Year %  4Q 2020  $1,462      $151      Price  49   3%  49  33%  Volume/Mix  229   16%  43   28%  Savings Net of Inflation  -  -  (35)  (23%)  Prior Year TemporaryCost Actions  -  -  (18)  (12%)  Aluminum Price  396   27%  (15)  (10%)  FX/Other  2   -  -  -  4Q 2021  $2,138   46%  $175   16%  9  Reflects BCS segment that does not pass through aluminum price, but offsets metal cost through increases in fixed price contracts.See appendix for non-GAAP financial measure reconciliations.  1

   4Q 2021 Year-over-Year Segment Results    Revenue    Segment Adjusted EBITDA              Drivers  ($M)  4Q20  4Q21  4Q20  Price  Volume/Mix  Savings Net of Inflation  Prior Year Temporary Cost Actions  Other/ Aluminum  4Q21    Rolled Products  $1,141   $1,790   $139   25   44   (35)  (11)  -  $162   Year-over-year growth in all end markets and price benefits more than offset negative impacts from inflation and 2020 temporary cost actions  Year-over-year change  57%24% Organic                17%    Building and Construction Systems  $236   $261   $30   23   (1)  (1)  (3)  (15)  $33   Price increases more than offset lower volume, inflation, and 2020 temporary cost actionsOther reflects increase of aluminum price that is not passed through but offset over time through price increases  Year-over-year change  11%7% Organic                10%    Extrusions  $85   $87   ($4)  1   -  (3)  (3)  -   ($9)  Negative impacts from inflation and 2020 temporary cost actions  Year-over-year change  2%(12%) Organic                (125%)    10  See appendix for non-GAAP financial measure reconciliations.

 Rising Aluminum Prices and Manufacturing Challenges Pressured Net Working Capital  11  As of:  Dec 31,2020  Sept 30,2021  Dec 31,2021  ($M)        Receivables from customers andOther receivables  $759  $1,074  $1,148  Inventories  1,043  1,525  1,630  Accounts payable, trade  1,106  1,489  1,718  Net working capital  $696  $1,110  $1,060  ($/metric ton)        LME Aluminum price (cash)  $1,978  $2,851  $2,806  Midwest premium (cash)  323  768  665  Total Midwest transaction price  $2,301  $3,619  $3,471  Metal Price, Volume Growth, and Operational Changes Driving Working Capital Pressure Year-end inventory increased ~$60 million more than expected due to:Lower automotive pulls and pivot to industrial driving higher inventories for both marketsAccelerated ramp up in packaging productionBrief fire at rolling facility that temporarily disrupted productionAluminum price increased ~$1,200 per metric ton throughout 2021 resulting in ~$250 million of working capital pressure  YE2020$2,301  3Q21 End$3,619  LME + Midwest Premium (Midwest Transaction Price)2020-Present ($/metric ton)1  2Q21 End$3,160  1Q21 End$2,681    +51%      4Q21 End$3,471  2/16/22$4,078  Bloomberg.

 Rolled Products Segment Resumed Growth Trajectory in 2021  12  The Rolled Products segment resumed Adjusted EBITDA growth in 2021 after the pandemic impacted 2020 and is already up from pre-pandemic levels Higher volumes in all markets but aerospace drove 2021 growth and 2022 is expected to see organic revenue increases in all markets led by packaging and aerospace  Volume and Adjusted EBITDA growth expected to continue in 2022 and beyond with packaging ramp up and capital investments in Lancaster hot mill and Davenport casting pit   Rolled Products Segment Adjusted EBITDA2018 – 2021 ($M)  +24%

Automotive Volumes Continue to Outperform Vehicle Production

Automotive Volume Growth vs. North American Light Vehicle Production

	1Q21	2Q21	3Q21	4Q21	2021
Arconic Automotive Volumes[1] *year over year*	+10%	+110%	-10%	+18%	+18%
North American Vehicle Production[2] *year over year*	-4%	+131%	-27%	-15%	0%

Outperformance driven by industry-wide light-weighting and strong positions on aluminum-intensive pickup trucks and SUVs that grow faster than the market

North American Light Vehicle Production (M vehicles)[1]



3.8
1.4
4.0
3.8
3.6
3.2
2.9
3.2
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021
3Q 2021
4Q 2021

ARCONIC

1) North America rolled products automotive volumes (kmt).
2) Wards Intelligence. North American Platform Production.

13

 Captured Content on 23 Auto or Light Commercial Programs in 2021   14  Revenue related to electric vehicles expected to nearly double in 2022 year over year to more than $250 million globally  GMC Hummer EV Pickup  GM BrightDrop Electric Delivery Van  Depending on timing, 2021 content wins contribute to production volumes starting in 2H21 or 2022  Ford Bronco  Wagoneer  Toyota Tacoma  8 Pickup Trucks  7 Full Electric Vehicles  9 SUVs/Crossovers  2 Electric Last-Mile Delivery Vehicles

Record Domestic Production Driving Buoyant Market Conditions

U.S. + Canada Gross Shipments of Aluminum Sheet and Plate 2018 – 2021 (B lbs)[1]


9.1
9.2
8.7
+11%
9.6
2018
2019
2020
2021

5052 Alloy Conversion Fees 1Q 2020 – 4Q 2021 ($/lbs)[2]


Magnesium surcharge impact
$0.94
$0.84
+58%
$0.73
$0.76
$0.56
$0.54
$0.53
$0.56
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21

- North American shipments of sheet and plate products have exceeded pre-pandemic levels driven by economic recovery and aluminum share gain
- 2019 represents prior all-time high for shipments from U.S. and Canadian producers

- The year-over-year benefit to Arconic conversion revenue varies due to timing of contract vs. spot sales and implementation of alloy metal cost surcharges

ARCONIC

1) Aluminum Association, *U.S. and Canadian Producer Shipments of Sheet and Plate*, January 13, 2022.
2) CRU Group, *Aluminum Product Monitor*, January 2022. Midpoint of reported range. All conversion fees refer to purchases of material on spot basis as of the month of delivery.

15

Packaging Market Strength Driving Can Sheet Demand Globally

- The U.S. packaging industry is short on both domestic can sheet and cans in total
  - In 2021, over 13 billion cans have been imported to the U.S. through November, which is on pace for an increase of more than 500% from the same period in 2019
  - More than 440 million lbs of can sheet have been imported in 2021 through November
- Six can manufacturers have announced a total of at least 30 new can lines to be installed in the U.S. over the next 3-5 years
- The additional can lines represent incremental can sheet demand of ~1.2 billion lbs over the next four years

North American Can Sheet Market Demand[1] (B lbs)


+5% CAGR
4.86
5.34
5.53
5.91
6.20
6.51
1.04
1.28
1.31
1.54
1.83
2.13
3.82
4.06
4.22
4.37
4.38
4.38
2020
2021
2022
2023
2024
2025
Estimated North American capacity
North American supply shortfall
North American can sheet demand

Can making capacity in Russia is expected to increase by at least 50% from 2021 to 2025. New capacity has also been installed in Kazakhstan and further investments are expected in other neighboring states



ARCONIC

1) Harbor Aluminum, *US Aluminum Rolled Products Intelligence Report*, updated December 2021.
2) Can Maker Magazine, *Rusal plans for huge growth in Russian beverage can demand*, December 3, 2021.

16

2022 Organic Revenue Expected to Grow in All End Markets

2022 Organic Revenue Year-over-Year Trajectory | **2022 Outlook**

Ground Transportation

- Organic revenue growth of ~10-15% expected year-over-year as automotive consumer and commercial transportation demand remains strong and new content wins drive growth
- Automotive OEMs anticipate improvement in semiconductor supply throughout 2022


~10-
15%

Industrial Products and Other

- Organic revenue growth of ~5-10% expected year over year, supported by a strong global market and improved pricing driven by trade actions and preference for domestic supply across regions
- Impacted year over year by the shift of industrial back to automotive in North America


~5-
10%

Building and Construction

- Organic revenue of ~5-10% expected year over year despite persisting supply chain challenges in global non-residential markets


~5-
10%

Packaging

- Organic revenue growth of ~40-45% expected year over year as North American volumes ramp through 1H 2022
- Can sheet demand continues to be strong as can making capacity grows around the world fueled by consumer preference and recyclability of aluminum packaging


~40-45%

Aerospace

- Organic revenue growth of ~25-35% expected year over year with ramping aerospace OEM build rates through 2022 and the end of supply chain destocking


~25-
35%

ARCONIC

17

EBITDA Growth and Lower Cash Obligations Drive Value Proposition

	OPPORTUNITY	EBITDA GROWTH[1]	RUN RATE EXPECTED BY	BACKGROUND
PHASE 1	600M lbs Latent Capacity[2] Permanent Cost Out Productivity Measures	~$300M	2H 2022 ✓On Track	✓ Latent rolling capacity including North American packaging to be fully ramped by end of 2Q 2022 ✓ $70M-$80M productivity measures complete Labor disruption and input cost inflation-are being actively addressed by pricing actions
PHASE 2	Lancaster and Davenport Upgrades	~$75M	YE 2023 ✓On Track	✓ Increased hot mill, casting, and recycling capacity at Lancaster and Davenport facilities ✓ Currently underway and will be funded by existing capital expenditure budget

Balance Sheet De-Risking Since Separation

($B)	4/1/2020	12/31/2021	Percent Change
Gross Pension and OPEB Liability	$5.2	$3.3	(37%)
Net After-Tax Pension and OPEB Liability[3]	$1.5	$0.9	(40%)

Disciplined capital allocation has de-risked the balance sheet and created a step change in free cash flow generation beginning in 2022

Combined Pension Contributions, OPEB, and Environmental Payments ($M)


$408
$581[4]
~$76
~$85
$332M Reduction
2020
2021
2022E
2023E

1) Compared with 2019 Adjusted EBITDA.
2) Compared to December 31, 2019 utilization levels.
3) Net underfunded liability after 24% tax effect.
4) Includes $250 million U.S. pension funding associated with $1 billion annuitization transaction.

ARCONIC

18

 Sustainability as a Factor Throughout Arconic Value Chain  19  Rolled Products SegmentScrap Utilization and Sourcing  +9% increase frompre-pandemic levels  Externally sourced scrap increased 9% in 2021 from pre-pandemic levels while Rolled Products volumes increased 1% in the same period  Returning to Highly Recyclable and Scrap-Intensive Aluminum Packaging in North America  Growing Content on Consumer and Commercial Electric Vehicles  INPUT  OUTPUT

2022 Outlook and Key Themes



Adjusted EBITDA ($M)
$619
$712
$850
$800
+15%
+12%-19%
2020
2021
2022E

($M)	Updated	Drivers
Revenue[1]	$9,900 - $10,300	▪ Growth across all five end markets
Adjusted EBITDA[2]	$800 - $850	▪ Volume growth, price, and productivity measures
Free cash flow[2,3]	~$250	▪ Reduced legacy obligations and growing profitability

Sustainable Double-Digit Earnings Growth

- Capture share of improved dynamics in North American packaging market
- Improvement in ground transportation and aerospace

Investing in the Future

- High-return capacity and cost reduction investments in Lancaster and Davenport driving next phase of Adjusted EBITDA growth

Improving Free Cash Flow

- Legacy obligations down ~$250 million in 2022
- Approximately $140 million remaining on existing share repurchase authorization

1) Assumes average annual LME aluminum price of $3,000/mt and Midwest Premium of $700/mt for the full year.
2) Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA and free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

ARCONIC

20

 Appendix

Reconciliation of Segment Adjusted EBITDA

($M)	Quarter ended		
	December 31, 2021	September 30, 2021	December 31, 2020
Total Segment Adjusted EBITDA[1]	$ 186	$ 182	$ 165
Unallocated amounts:			
Corporate expenses[2]	(7)	(7)	(9)
Stock-based compensation expense	(7)	(8)	(5)
Metal price lag[3]	11	(21)	3
Provision for depreciation and amortization	(67)	(61)	(60)
Impairment of goodwill[4]	(65)	–	–
Restructuring and other charges[5]	(12)	(14)	(127)
Other[6]	(17)	(3)	(13)
Operating income (loss)	22	68	(46)
Interest expense	(26)	(26)	(21)
Other expenses, net	(15)	(15)	(1)
(Provision) Benefit for income taxes	(19)	(11)	4
Net income attributable to noncontrolling interest	–	–	–
Consolidated net (loss) income attributable to Arconic Corporation	$ (38)	$ 16	$ (64)

1) Arconic's profit or loss measure for its reportable segments is Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization). The Company calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus each of (i) Cost of goods sold, (ii) Selling, general administrative, and other expenses, and (iii) Research and development expenses, plus Stock-based compensation expense and Metal price lag (see footnote 3). Arconic's Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies' reportable segments.

   Total Segment Adjusted EBITDA is the sum of the respective Segment Adjusted EBITDA for each of the Company's three reportable segments: Rolled Products, Building and Construction Systems, and Extrusions. This amount is being presented for the sole purpose of reconciling Segment Adjusted EBITDA to the Company's Consolidated net (loss) income.

2) Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities.

3) Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

4) In the quarter ended December 31, 2021, Arconic completed its annual review of goodwill for impairment for each of its three reporting units: Rolled Products, Building and Construction Systems, and Extrusions. The results of this review indicated that the carrying value of the Extrusions reporting unit's goodwill was fully impaired. Accordingly, in the quarter ended December 31, 2021, the Company recognized an impairment charge of $65. This impairment was primarily driven by a combination of market-based factors, including delays in aerospace market improvement and significant cost inflation, resulting in increasingly limited margin expansion. The Company had not previously identified any triggering events during 2021 prior to the annual review.

5) In the quarters ended December 31, 2021 and September 30, 2021, Restructuring and other charges includes $11 and $5, respectively, related to the settlement of a portion of the Company's U.S. defined benefit pension plan obligations as a result of elections by certain plan participants to receive lump-sum benefit payments. In the quarter ended December 31, 2020, Restructuring and other charges includes a $140 settlement charge related to the annuitization of a portion of the Company's U.S. defined benefit pension plan obligation and a $25 benefit for contingent consideration received related to the October 2018 sale of the Texarkana (Texas) rolling mill.

6) Other includes certain items that impact Cost of goods sold and Selling, general administrative, and other expenses on the Company's Statement of Consolidated Operations that are not included in Segment Adjusted EBITDA, including those described as "Other special items" (see footnote 5 to the Reconciliation of Total Company Adjusted EBITDA presented elsewhere in this Appendix).

ARCONIC

22

Reconciliation of Total Company Adjusted EBITDA

($M)	Quarter ended								Year ended	
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020[1]	December 31, 2021	December 31, 2020[1]
Net (loss) income attributable to Arconic Corporation	$ (38)	$ 16	$ (427)	$ 52	$ (64)	$ 5	$ (96)	$ 46	$ (397)	$ (109)
Add:										
Net income attributable to noncontrolling interest	–	–	–	–	–	–	–	–	–	–
Provision (Benefit) for income taxes	19	11	(108)	16	(4)	10	(32)	27	(62)	1
Other expenses, net	15	15	15	22	1	27	16	26	67	70
Interest expense	26	26	25	23	21	22	40	35	100	118
Restructuring and other charges[2]	12	14	597	1	127	3	77	(19)	624	188
Impairment of goodwill[3]	65	–	–	–	–	–	–	–	65	–
Provision for depreciation and amortization	67	61	62	63	60	63	68	60	253	251
Stock-based compensation	7	8	5	2	5	6	5	7	22	23
Metal price lag[4]	(11)	21	11	(5)	(3)	16	10	4	16	27
Other special items[5]	13	(1)	7	5	8	13	11	18	24	50
Adjusted EBITDA	$ 175	$ 171	$ 187	$ 179	$ 151	$ 165	$ 99	$ 204	$ 712	$ 619
Sales	$ 2,138	$ 1,890	$ 1,801	$ 1,675	$ 1,462	$ 1,415	$ 1,187	$ 1,611	$ 7,504	$ 5,675
Adjusted EBITDA Margin	8.2%	9.0%	10.4%	10.7%	10.3%	11.7%	8.3%	12.7%	9.5%	10.9%

Arconic's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; Metal price lag (see footnote 4); and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

1) Prior to April 1, 2020, Arconic's financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic's former parent company's financial statements. Accordingly, the Company's results of operations for the quarter ended March 31, 2020 were prepared on such basis. The carve-out financial statements of Arconic are not necessarily indicative of the Company's consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to the Company's Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

ARCONIC

23

 In the year ended December 31, 2021, Restructuring and other charges includes $584 related to the settlement of a portion of the Company’s U.S. defined benefit pension plan obligations as a result of the purchase of a group annuity contract ($549-2Q21) and elections by certain plan participants to receive lump-sum benefit payments ($11-4Q21, $5-3Q21, $19-2Q21). In the year ended December 31, 2020, Restructuring and other charges includes a $198 settlement charge related to the annuitizations of a portion of the Company’s U.S. ($140-4Q20) and U.K. ($3-3Q20, $55-2Q20) defined benefit pension plan obligations and a $25 benefit (4Q20) for contingent consideration received related to the October 2018 sale of the Texarkana (Texas) rolling mill.In the quarter ended December 31, 2021, Arconic completed its annual review of goodwill for impairment for each of its three reporting units: Rolled Products, Building and Construction Systems, and Extrusions. The results of this review indicated that the carrying value of the Extrusions reporting unit’s goodwill was fully impaired. Accordingly, in the quarter ended December 31, 2021, the Company recognized an impairment charge of $65. This impairment was primarily driven by a combination of market-based factors, including delays in aerospace market improvement and significant cost inflation, resulting in increasingly limited margin expansion. The Company had not previously identified any triggering events during 2021 prior to the annual review.Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.Other special items include the following:• for the quarter ended December 31, 2021, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), costs related to both an equipment fire and packaging restart at the Tennessee rolling mill ($5), and other items ($2);• for the quarter ended September 30, 2021, a partial reversal of a previously established reserve related to the Grasse River environmental remediation matter ($11), costs related to several legal matters ($7), and other items ($3);• for the quarter ended June 30, 2021, a write-down of inventory related to the idling of both the remaining operations at the Chandler (Arizona) extrusions facility and the casthouse operations at the Lafayette (Indiana) extrusions facility ($4) and costs related to several legal matters ($3);• for the quarter ended March 31, 2021, costs related to several legal matters, including Grenfell Tower ($4) and other ($1);• for the quarter ended December 31, 2020, costs related to several legal matters ($5) and other items ($3);• for the quarter ended September 30, 2020, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), a write-down of inventory related to the idling of the casthouse operations at the Chandler (Arizona) extrusions facility ($5), and other items ($2);• for the quarter ended June 30, 2020, costs related to several legal matters, including a customer settlement ($5), Grenfell Tower ($3), and other ($3); and• for the quarter ended March 31, 2020, an allocation of costs incurred by Arconic Corporation’s former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies.  24  Reconciliation of Total Company Adjusted EBITDA (cont’d)

Adjusted EBITDA to Adjusted Free Cash Flow Bridge

($M)	Quarter ended						
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Adjusted EBITDA[(1)]	$175	$171	$187	$179	$151	$165	$99
Change in working capital[(2)]	11	(126)	(51)	(230)	130	185	1
Cash payments for:							
Environmental remediation	(40)	(23)	(4)	(17)	(28)	(33)	(4)
Pension contributions[(3)]	(2)	(3)	(252)	(201)	(227)	–	(12)
Other postretirement benefits	(10)	(9)	(10)	(10)	(14)	(14)	(13)
Restructuring actions	(4)	(2)	(4)	(5)	(9)	(5)	(9)
Interest	(22)	(28)	(22)	(18)	(21)	(19)	(5)
Income taxes	(10)	(4)	(6)	(6)	(11)	(3)	(7)
Capital expenditures	(61)	(51)	(44)	(28)	(37)	(39)	(29)
Other	(2)	(18)	(5)	14	17	(36)	(12)
Free Cash Flow[(4)]	$35	$(93)	$(211)	$(322)	$(49)	$201	$9
Add-back cash payments for:							
Environmental remediation	40	23	4	17	28	33	4
Pension benefits[(5)]	4	5	254	203	229	2	14
Other postretirement benefits	10	9	10	10	14	14	13
Adjusted Free Cash Flow[(6)]	$89	$(56)	$57	$(92)	$222	$250	$40

1) Adjusted EBITDA is a non-GAAP financial measure. See Reconciliation of Total Company Adjusted EBITDA presented elsewhere in this Appendix for (i) Arconic's definition of Adjusted EBITDA, (ii) management's rationale for the presentation of this non-GAAP measure, and (iii) a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

2) Arconic's definition of working capital is Receivables plus Inventories less Accounts payable, trade.

3) In January 2021, the Company contributed a total of $200 to its two funded U.S. defined benefit pension plans, comprised of the estimated minimum required funding for 2021 of $183 and an additional $17. In April 2021, the Company contributed a total of $250 to its two funded U.S. defined benefit pension plans to maintain the funding level of the remaining plan obligations not transferred under a group annuity contract.

4) Arconic's definition of Free Cash Flow is Cash from operations less capital expenditures. Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand the Company's asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

4Q 2021: Cash used for operations of $96 less capital expenditures of $61 = free cash flow of $35
2Q 2021: Cash used for operations of $(167) less capital expenditures of $44 = free cash flow of $(211)
4Q 2020: Cash used for operations of $(12) less capital expenditures of $37 = free cash flow of $(49)
2Q 2020: Cash provided from operations of $38 less capital expenditures of $29 = free cash flow of $9
3Q 2021: Cash used for operations of $(42) less capital expenditures of $51 = free cash flow of $(93)
1Q 2021: Cash used for operations of $(294) less capital expenditures of $28 = free cash flow of $(322)
3Q 2020: Cash provided from operations of $240 less capital expenditures of $39 = free cash flow of $201

5) Pension benefits are comprised of contributions to funded defined benefit plans and benefit payments to participants in unfunded defined benefit plans.

6) Adjusted Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted Free Cash Flow provides an incremental view of the Company's cash performance by excluding payments related to legacy liabilities.

ARCONIC

25

Reconciliation of Organic Revenue by End Market

($M) **4Q20**	Ground Transportation	Building and Construction	Aerospace	Packaging	Industrial and Other	Total
Revenue	$545	$280	$132	$202	$303	$1,462
4Q21						
Revenue	$797	$333	$180	$397	$431	$2,138
Less:						
Aluminum price impact	187	29	22	84	74	396
Foreign currency impact	2	(2)	1	1	1	3
Organic Revenue	$608	$306	$157	$312	$356	$1,739

($M) **2020**	Ground Transportation	Building and Construction	Aerospace	Packaging	Industrial and Other	Total
Revenue	$1,849	$1,117	$820	$773	$1,120	$5,679
Less:						
Sales – Itapissuma	1	1		7	2	11
Sales – Changwon			0		8	8
Organic Revenue	$1,848	$1,116	$820	$766	$1,110	$5,660
2021						
Revenue	$2,799	$1,255	$631	$1,217	$1,602	$7,504
Less:						
Aluminum price impact	492	68	58	262	182	1,062
Foreign currency impact	15	17	0	(1)	9	40
Organic Revenue	$2,292	$1,170	$573	$956	$1,411	$6,402

ARCONIC

Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.

26

Reconciliation of Organic Revenue by Segment  27  Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.  ($M)  Quarter Ended          Dec 31,          2020    2021    Arconic Corporation              Revenue  $1,462     $2,138     Less:              Aluminum price impact  n/a    396     Foreign currency impact  n/a     3      Organic Revenue  $1,462     $1,739     Rolled Products              Revenue  $1,141     $1,790     Less:              Aluminum price impact  n/a     374      Foreign currency impact  n/a    5     Organic Revenue  $1,141      $1,411      Building and Construction Systems          Revenue  $236      $261      Less:          Aluminum price impact  n/a     10      Foreign currency impact  n/a    (2)    Organic Revenue  $236      $253      Extrusions          Revenue  $85      $87      Less:          Aluminum price impact  n/a    12     Foreign currency impact  n/a     0      Organic Revenue  $85     $75     ($M)  Year Ended          Dec 31,          2020    2021    Arconic Corporation              Revenue  $5,679     $7,504     Less:              Sales - Itapissuma  11     -    Sales - Changwon  8      -     Aluminum price impact  n/a    1,062     Foreign currency impact  n/a     40      Organic Revenue  $5,660     $6,402     Rolled Products              Revenue  $4,335     $6,187     Less:              Sales - Itapissuma  11     -    Aluminum price impact  n/a     1,014      Foreign currency impact  n/a    20     Organic Revenue  $4,324      $5,153      Building and Construction Systems          Revenue  $963      $1,011      Less:          Aluminum price impact  n/a     21      Foreign currency impact  n/a    20     Organic Revenue  $963      $970      Extrusions          Revenue  $381      $306      Less:          Sales - Changwon  8      -     Aluminum price impact  n/a    27     Foreign currency impact  n/a     0      Organic Revenue  $373     $279

   Legacy Pension and OPEB Cash Obligations Down Substantially  28  Annualized Asset Return  12/31/2021  12/31/2022  12/31/2023  12/31/2024  4%  ($569M)  ($563M)  ($558M)  ($554M)  6%  ($558M)  ($530M)  ($491M)  ($453M)  8%  ($588M)  ($496M)  ($422M)  ($353M)            U.S. Qualified Pension Contributions2  $450M3  $22M  $30M-$32M  $21M-$31M  Other Pension Contributions and Benefit Payments  $8M  ~$10M  ~$10M  ~$10M  OPEB Benefit Payments  $39M  $29M  $28M  $27M  Actual and Estimated U.S. Pension Plan Funded Status1  Source: Buck & Mercer Investments, LLC.Discount rates based on the 12/31/2021 yield curve, resulting in a weighted average discount rate of 2.88%.Contributions assume asset returns of 4%-8% and minimum required contributions are paid when due in all years; all contributions payable during the year are made on the last day of the year; no potential risk management activity, such as annuitizations, are considered.Accelerated $200 million annual funding in January and made $250 million contribution in April related to partial U.S. pension annuitization All other assumptions, methods, plan provisions, and data are the same as those used for the December 31, 2021 financial disclosures.  Actual and Expected Annual Cash Contributions and Benefit Payments